Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal Second Quarter Results

Company Raises FY2010 Revenue and EPS Guidance

•	Record Revenue of $316 Million, up 20% Year-Over-Year
•	Record GAAP EPS of $0.17, up 113% Year-Over-Year
•	GAAP Operating Margin of 9.3%, up from 6.1% a Year Ago
•	3,900 Net New Customers During the Quarter
•	Total Customers at 63,200, up 32% Year-Over-Year
•	Total Cash and Marketable Securities of $1.03 Billion, up $207 Million Year-Over-Year
•	Company Raises FY2010 Revenue Guidance to $1.27 Billion to $1.28 Billion
•	Company Raises FY2010 EPS Guidance to $0.60 to $0.61

SAN FRANCISCO, Calif. – August 20, 2009 – Salesforce.com (NYSE: CRM), the enterprise cloud computing company, today announced results for its fiscal second quarter ended July 31, 2009.

“We are pleased to report record revenue and GAAP earnings per share for our fiscal second quarter,” said Marc Benioff, chairman and CEO, salesforce.com. “We added 3,900 net new customers, bringing our total to more than 63,000, with our Service Cloud turning in its best quarter ever.”

Salesforce.com delivered the following results for the second quarter:

Revenue: Total Q2 revenue was $316.1 million, an increase of 20% on a year-over-year basis. Subscription and support revenues were $293.4 million, an increase of 22% on a year-over-year basis. Professional services and other revenues were $22.6 million, a decrease of 3% on a year-over-year basis.

Earnings per Share: Q2 GAAP diluted earnings per share were approximately $0.17, including approximately $20.9 million in stock based compensation expense and approximately $2.2 million in amortization of purchased intangibles related to previously announced acquisitions. For purposes of the Q2 GAAP EPS calculations, there was an average of approximately 127 million diluted shares outstanding during the quarter.

Customers: Net paying customers rose approximately 3,900 during the quarter to finish at approximately 63,200. Compared with the year ago quarter, net paying customers have grown by approximately 15,500 or 32%.

Cash: Cash from operations for the fiscal second quarter was approximately $45.9 million, down 14% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at approximately $1.03 billion, an increase of approximately $207 million from the year prior.

Deferred Revenue: Deferred revenue on the balance sheet as of July 31, 2009 was $549 million, an increase of 14% on a year-over-year basis.

As of August 20, 2009, salesforce.com is initiating guidance for its third quarter, fiscal year 2010. For its full fiscal year 2010, the company is raising its prior revenue guidance and EPS guidance.

Q3 FY10: Revenue for the company’s third fiscal quarter is projected to be in the range of approximately $323 million to approximately $324 million. GAAP diluted EPS is expected to be in the range of approximately $0.15 to approximately $0.16. Stock based compensation expense is expected to be approximately $20 million, and amortization of purchased intangibles of previously announced acquisitions is expected to be approximately $2.2 million. For purposes of the Q3 GAAP EPS calculation, the company is expecting an average diluted shares count of approximately 128 million shares, a GAAP tax rate of approximately 42% and a noncontrolling interest expense of approximately $600,000.

Full Year FY10: The company today is raising the full year revenue guidance it provided on May 21, 2009, with revenue now expected to be approximately $1.27 billion to approximately $1.28 billion. The company is also raising its earnings outlook for the full year, expecting GAAP diluted EPS to be in the range of approximately $0.60 to approximately $0.61. Stock based compensation expense is expected to be approximately $86 million, and amortization of purchased intangibles of previously announced acquisitions is currently expected to be approximately $9.3 million. For purposes of the full fiscal year 2010 GAAP EPS calculation, the company is expecting an average diluted shares count of approximately 127 million shares, a GAAP tax rate of approximately 42%, and a noncontrolling interest expense of approximately $2.8 million.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its second quarter fiscal 2010 results at 2:00 p.m. Pacific Daylight Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally 706-902-1764. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 23838830, until midnight (EDT) September 10, 2009.

About salesforce.com

Salesforce.com is the enterprise cloud computing company. The company’s portfolio of Salesforce CRM applications, available at http://www.salesforce.com/products/, has revolutionized the ways that companies collaborate and communicate with their customers across sales, marketing and service. The company’s Force.com Platform (http://www.salesforce.com/platform/) enables customers, partners and developers to quickly build powerful business applications to run every part of the enterprise in the cloud. Based on salesforce.com’s <http://salesforce.com> real-time, multi-tenant architecture, Salesforce CRM and Force.com offer the fastest path to customer success with cloud computing.

As of July 31, 2009, salesforce.com manages customer information for approximately 63,200 customers including Allianz Commercial, Dell, Dow Jones Newswires, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase

salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and GAAP earnings per share for the third fiscal quarter of 2010 and for the full fiscal year 2010, and our expected tax rate, stock based compensation expense, amortization expense, noncontrolling interest expense, and shares outstanding, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include – but are not limited to – risks associated with possible fluctuations in our financial and operating results, rate of growth and anticipated revenue run rate; errors, interruptions or delays in our service or our Web hosting; breaches of our security measures; the financial impact of any future acquisitions; the nature of our business model; our ability to continue to release, and gain customer acceptance of, new and improved versions of our service; successful customer deployment and utilization of our existing and future services; changes in our sales cycle; competition; various financial aspects of our subscription model; unexpected increases in attrition or decreases in new business; the emerging market in which we operate; our ability to hire, retain and motivate our employees and manage our growth; changes in our customer base; technological developments; regulatory developments; litigation; unanticipated changes in our effective tax rate; and fluctuations in the number of shares we have outstanding, the price of such shares, foreign currency exchange rates, interest rates, and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the quarter ended July 31, 2009 and our Form 10-K for the fiscal year ended January 31, 2009. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2009 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
Revenues:
Subscription and support	$293,440	$239,720	$575,208	$465,061
Professional services and other	22,621	23,357	45,777	45,638

Total revenues	316,061	263,077	620,985	510,699

Cost of revenues (1):
Subscription and support	38,971	30,668	75,999	59,378
Professional services and other	23,525	23,423	48,297	46,011

Total cost of revenues	62,496	54,091	124,296	105,389

Gross profit	253,565	208,986	496,689	405,310

Operating expenses (1):
Research and development	31,103	24,033	62,687	43,800
Marketing and sales	146,214	130,774	284,481	253,478
General and administrative	46,759	38,081	89,909	76,513

Total operating expenses	224,076	192,888	437,077	373,791

Income from operations	29,489	16,098	59,612	31,519

Interest, net	7,454	6,708	11,776	13,430
Other expense	(1,072)	(840)	(701)	(1,603)

Income before provision for income taxes and noncontrolling interest	35,871	21,966	70,687	43,346

Provision for income taxes	(14,030)	(10,558)	(29,853)	(20,869)

Consolidated net income	21,841	11,408	40,834	22,477

Less: Net income attributable to noncontrolling interest	(643)	(1,412)	(1,200)	(2,926)

Net income attributable to salesforce.com	$21,198	$9,996	$39,634	$19,551

Earnings per share—basic and diluted:

Basic net income per share attributable to salesforce.com common shareholders	$0.17	$0.08	$0.32	$0.16

Diluted net income per share attributable to salesforce.com common shareholders	$0.17	$0.08	$0.31	$0.16

Shares used in computing basic net income per share	123,846	120,863	123,526	120,321

Shares used in computing diluted net income per share	126,566	125,626	125,894	125,091
(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$3,171	$2,657	$6,327	$5,332
Research and development	2,950	2,259	6,034	4,358
Marketing and sales	9,317	8,749	19,259	16,870
General and administrative	5,439	5,219	10,920	10,389

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
Revenues:
Subscription and support	93%	91%	93%	91%
Professional services and other	7	9	7	9

Total revenues	100	100	100	100

Cost of revenues:
Subscription and support	12	12	12	12
Professional services and other	8	9	8	9

Total cost of revenues	20	21	20	21

Gross profit	80	79	80	79

Operating expenses:
Research and development	10	9	10	8
Marketing and sales	46	50	46	50
General and administrative	15	14	14	15

Total operating expenses	71	73	70	73

Income from operations	9	6	10	6

Interest, net	2	2	2	2
Other expense	0	0	(1)	0

Income before provision for income taxes and noncontrolling interest	11	8	11	8

Provision for income taxes	(4)	(3)	(5)	(3)

Consolidated net income	7	5	6	5

Less: Net income attributable to noncontrolling interest	0	(1)	0	(1)

Net income attributable to salesforce.com	7%	4%	6%	4%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	3	3	3	3
General and administrative	2	2	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2009	January 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$246,169	$483,834
Short-term marketable securities	173,957	213,769
Accounts receivable, net	168,842	266,555
Deferred commissions	36,370	39,384
Deferred income taxes	26,827	31,900
Prepaid expenses and other current assets	49,153	33,115

Total current assets	701,318	1,068,557

Marketable securities, noncurrent	610,280	184,962
Fixed assets, net	96,470	77,027
Deferred commissions, noncurrent	15,457	17,699
Deferred income taxes, noncurrent	29,865	26,589
Capitalized software, net	28,981	29,989
Goodwill	44,872	44,872
Other assets, net	29,284	30,127

Total assets	$1,556,527	$1,479,822

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,389	$16,379
Accrued expenses and other current liabilities	157,604	163,205
Income taxes payable	2,759	3,619
Deferred revenue	538,836	583,763

Total current liabilities	712,588	766,966

Income taxes payable, noncurrent	16,579	12,490
Long-term lease liabilities and other	14,796	7,616
Deferred revenue, noncurrent	10,174	10,263

Total liabilities	754,137	797,335

salesforce.com stockholders’ equity:
Common stock	124	123
Additional paid-in capital	727,533	648,724
Accumulated other comprehensive loss	(2,016)	(2,905)
Retained earnings	65,476	25,842

Total stockholders’ equity controlling interest	791,117	671,784

Total stockholders’ equity noncontrolling interest	11,273	10,703

Total stockholders’ equity	802,390	682,487

Total liabilities and stockholders’ equity	$1,556,527	$1,479,822

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
Operating activities:
Consolidated net income	$21,841	$11,408	$40,834	$22,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,144	8,870	24,289	17,028
Amortization of deferred commissions	15,315	13,907	30,261	28,630
Expenses related to stock-based awards	20,877	18,884	42,540	36,949
Excess tax benefits from employee stock plans	(15,687)	(11,843)	(25,135)	(24,541)
Changes in assets and liabilities:
Accounts receivable, net	(22,816)	(3,073)	97,870	73,079
Deferred commissions	(14,136)	(14,232)	(25,005)	(26,882)
Prepaid expenses and other current assets	1,308	(978)	(1,819)	(6,093)
Other assets	2,683	1,738	(118)	2,514
Accounts payable	(2,368)	(5,507)	(2,990)	6,330
Accrued expenses and other current liabilities	27,057	24,652	8,120	8,764
Deferred revenue	(363)	9,249	(45,016)	(1,348)

Net cash provided by operating activities	45,855	53,075	143,831	136,907

Investing activities:
Changes in marketable securities	(138,393)	(25,118)	(381,031)	(8,578)
Capital expenditures	(19,328)	(13,036)	(32,756)	(37,213)

Net cash used in investing activities	(157,721)	(38,154)	(413,787)	(45,791)

Financing activities:
Proceeds from the exercise of stock options	5,139	22,525	14,307	34,010
Excess tax benefits from employee stock plans	15,687	11,843	25,135	24,541
Principal payments on capital lease obligations	(2,258)	—	(3,506)	(5)

Net cash provided by financing activities	18,568	34,368	35,936	58,546

Effect of exchange rate changes	(2,238)	(794)	(3,645)	(1,714)

Net (decrease) increase in cash and cash equivalents	(95,536)	48,495	(237,665)	147,948

Cash and cash equivalents, beginning of period	341,705	378,548	483,834	279,095

Cash and cash equivalents, end of period	$246,169	$427,043	$246,169	$427,043

salesforce.com, inc.

Additional Metrics

(Unaudited)

	July 31, 2009	April 30, 2009	Jan 31, 2009	Oct 31, 2008	Jul 31, 2008	Apr 30, 2008
Full Time Equivalent Headcount	3,653	3,607	3,566	3,318	3,046	2,864

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,030,406	$983,824	$882,565	$804,606	$823,417	$750,633
Deferred revenue, current and noncurrent	$549,010	$549,373	$594,026	$469,534	$479,546	$470,297

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
Revenues by geography (in thousands):
Americas	$226,008	$188,563	$446,658	$366,934
Europe	55,992	49,356	107,594	94,520
Asia Pacific	34,061	25,158	66,733	49,245

	$316,061	$263,077	$620,985	$510,699

As a percentage of total revenues:

Revenues by geography:
Americas	72%	72%	72%	72%
Europe	18	19	17	19
Asia Pacific	10	9	11	9

	100%	100%	100%	100%